UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2017

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14646 N. Kierland Blvd., Suite 255
Scottsdale, Arizona 85254
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2017, we entered into an Exchange Agreement and Mutual Release of Claims (the “Exchange Agreement”) with Richard A. Wright, our president, chief executive officer and director.

The Exchange Agreement provides, among other things, the following:

1.	Within five business date of the full execution of the Exchange Agreement, we agreed to instruct our transfer agent to issue Mr. Wright 700,000 shares of our common stock (issued on November 9, 2017);

2.	Within 10 business days of the full execution of the Exchange Agreement, we agreed to issue 300,000 shares of our Series D Preferred Stock (issued on November 9, 2017);

3.

In exchange of 700,000 shares of our common stock and 300,000 shares of our Series D Preferred Stock described above, Mr. Wright forfeited his 10,000,000 shares of our Series A Preferred Stock, to be cancelled for no further consideration; and

4.	The parties also agreed to mutual release of claims.

On November 8, 2017, Richard A. Wright and Sharon Wright, Mr. Wright’s spouse, executed a Stock Option Forfeiture & General Release (the “Stock Option Forfeiture Agreement”).

The Stock Option Forfeiture Agreement provides, among other things, the following:

1.

In exchange for, among other things, receipt of 200,000 shares of our Series D Preferred Stock (issued on November 9, 2017), Mr. Wright agreed that Mr. Wright’s stock options to purchase 1,500,000 shares of our common stock at an exercise price of $0.52 per share were forfeited, terminated and otherwise cancelled as of November 8, 2017; and

2.	Mr. Wright also agreed to release of claims against our company.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, we issued 700,000 shares of our common stock and 300,000 shares of our Series D Preferred Stock to Mr. Wright. We issued these shares relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933.

Pursuant to the Stock Option Forfeiture Agreement, we issued 200,000 shares of our Series D Preferred Stock to Mr. Wright. We issued these shares relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933.

Item 8.01 Other Events.

On November 9, 2017, 10,000,000 shares of our Series A Preferred Stock acquired by us from Steven P. Nickolas and 10,000,000 shares of our Series A Preferred Stock acquired by us from Richard A. Wright were retired and restored to the status of authorized and unissued shares.

On November 8, 2017, Richard A. Wright’s stock options to purchase 1,500,000 shares of our common stock at an exercise price of $0.52 per share were forfeited, terminated and otherwise cancelled.

Item 9.01	Financial Statements and Exhibits.

10.1	Exchange Agreement and Mutual Release of Claims dated November 8, 2017 with Ricky Wright

10.2	Stock Option Forfeiture & General Release dated November 8, 2017 by Ricky Wright and Sharon Wright

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
President, Chief Executive Officer and Director

November 14, 2017